Exhibit (e)(1)(b)
SCHEDULE A
THE EQUITY PORTFOLIOS
THE VALUE EQUITY PORTFOLIO
THE GROWTH EQUITY PORTFOLIO
THE SMALL CAPITALIZATION EQUITY PORTFOLIO
THE INTERNATIONAL EQUITY PORTFOLIO
THE EMERGING MARKETS PORTFOLIO
THE REAL ESTATE SECURITIES PORTFOLIO
THE INSTITUTIONAL VALUE EQUITY PORTFOLIO
THE INSTITUTIONAL GROWTH EQUITY PORTFOLIO
THE INSTITUTIONAL SMALL CAPITALIZATION EQUITY PORTFOLIO
THE INSTITUTIONAL INTERNATIONAL EQUITY PORTFOLIO
THE INCOME PORTFOLIOS
THE FIXED INCOME PORTFOLIO
THE FIXED INCOME II PORTFOLIO
THE FIXED INCOME OPPORTUNITY PORTFOLIO
THE SHORT-TERM MUNICIPAL BOND PORTFOLIO
THE INTERMEDIATE TERM MUNICIPAL BOND PORTFOLIO
Dated October, 2008